Exhibit 10.12(e)

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreemet is made and entered into as of November 19, 2002, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Allan C. Youngberg (“Executive”).

Recitals

A)	On July 23, 1999, an Employment Agreement was made and entered into by and between Employer and Executive.
B)	On September 26, 2001, a First Amendment to Employment Agreement was made and entered into by and between Employer and Executive.
C)	Pursuant to a Memorandum dated October 16, 2001, Executive’s Annual Base Salary was increased to $210,000, effective as of September 1, 2001.
D)	Employer and Executive now desire to further amend the Employment Agreement, as set forth herein below:

Agreement

1)	Section 3.1 of the Employment Agreement, which currently provides:

	3.1	Term. The term of Executive’s employment hereunder shall commence on August 13, 1999 and shall continue until August 12, 2002, unless sooner terminated or extended as hereinafter provided (the “Employment Term”).

is hereby amended to provide as follows:

	3.1	Term. The term of Executive’s employment hereunder shall commence on August 13, 1999 and shall continue until August 12, 2003 unless sooner terminated or extended as hereinafter provided (the “Employment Term”).

2)	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER

PRICESMART, INC.
/s/ALLAN C. YOUNGBERG	By: /s/GIL PARTIDA Name: Gil Parida Its: President